Stellar Biotechnologies Announces One-for-Seven Reverse Split

LOS ANGELES, April 27, 2018 /PRNewswire/ -- Stellar Biotechnologies, Inc. (Nasdaq: SBOT), a leading manufacturer of a key protein utilized in immunotherapy development pipelines, today is announcing a one-for-seven reverse share split of its common shares. The company anticipates that the reverse share split will become effective at 4:00 p.m. Eastern Time on May 4, 2018, and the company's common shares will trade on a post-split basis under the company's existing trading symbol "SBOT," at the market open on May 7, 2018. The new CUSIP number for the company's common shares will be 85855A302.

At the effective time of the reverse share split, every seven shares of Stellar Biotechnologies common shares will be combined into one common share of Stellar Biotechnologies. The reverse share split, known as a share consolidation under applicable British Columbia law, does not affect any shareholder's ownership percentage of the company's common shares or proportional voting power, except to the extent that the share consolidation would result in any fractional shares. No fractional shares will be issued and any fraction will be rounded to the nearest whole share in accordance with the British Columbia Business Corporations Act.

Information for Shareholders

Shareholders owning pre-split shares via a broker, bank or other nominee will have their positions automatically adjusted to reflect the share consolidation, subject to such broker's particular processes, and will not be required to take any action in connection with the share consolidation. Similarly, registered shareholders holding shares electronically in book-entry form do not need to take any action. Stellar's transfer agent, Computershare Investor Services Inc., will instruct any shareholders with paper certificates on the exchange process. Proportionate adjustments will be made to the exercise prices of the company's outstanding share options and warrants and to the number of shares issued and issuable under the company's existing incentive compensation plan.

About Stellar Biotechnologies
Based north of Los Angeles at the Port of Hueneme, Stellar Biotechnologies, Inc. (Nasdaq: SBOT) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an immune-stimulating protein utilized as a carrier molecule in therapeutic vaccine pipelines (targeting cancers, immune disorders, Alzheimer's and inflammatory diseases) and for assessing immune system function. KLH can also be used in immunotoxicology studies for monitoring the immunomodulatory effects of drug candidates. Stellar is committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and supporting the development of KLH-based active immunotherapies. Stellar KLH is a trademark of Stellar Biotechnologies.

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Stellar Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: Stellar's ability to effect the 1-for-7 reverse share split and the administrative mechanics related thereto; general economic and business conditions; availability of funds and resources; anticipated requirements for operating capital; and other factors referenced in Stellar's filings with securities regulators. For a discussion of further risks and uncertainties related to the Stellar's business, please refer to Stellar's public company reports filed with the U.S. Securities and Exchange Commission and the British Columbia Securities Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, Stellar assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States.

CONTACT: Gary Koppenjan, Stellar Biotechnologies, Inc., (805) 488-2800, ir@stellarbiotech.com